Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 28, 2014, with respect to the 2013 consolidated financial statements included in the Annual Report of New York REIT, Inc. on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

 /s/ Grant Thornton LLP

New York, New York

September 29, 2016